                                                                FILE NO. 2-63910

                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, DC  20549
                                  ------------------

                               POST-EFFECTIVE AMENDMENT
                                      NUMBER 18
                                          To

                                       FORM S-1
                                Registration Statement
                                        Under
                              The Securities Act of 1933

                                  -----------------

                             ASSOCIATION FOR INVESTMENT
                       IN UNITED STATES GUARANTEED ASSETS, INC.
                  (Exact name of Registrant as specified in charter)

                9 Old Kings Highway South, Darien, Connecticut  06820
                       (Address of principal executive office)

                                  -----------------

CHESTER T. SMITH, JR.                       CHESTER T. SMITH, JR.
Association for Investment in               Huntoon Hastings Capital Corp.
United States Guaranteed Assets, Inc.       P.O. Box 1601
P.O. Box 1601                               Darien, CT  06820
Darien, CT  06820
                     (Names and Addresses of agents for service)

                          FILING:  POST-EFFECTIVE AMENDMENT

                                  -----------------

                      CALCULATION OF ADDITIONAL REGISTRATION FEE

Title of Each Class     Additional Amount   Proposed Maximum       Amount of
of Securities Being     Being Registered    Aggregate Offering     Additional
Registered                                  Price                  Registration
                                                                   Fee
--------------------------------------------------------------------------------
Series 28 Face Amount
Certificates            $1,693,594          $29,226,941            $ 584.29
================================================================================

================================================================================

                               REQUEST FOR ACCELERATION

  The undersigned issuer hereby requests that the effect date of this post-effective amendment to the registration statement be accelerated so that it may be made effective July 11, 1997.

                                     UNDERTAKINGS

  Subject to the terms and conditions of Section 15(d) of the Securities Exchange Act of 1934, the undersigned registrant hereby undertakes to file with the Securities and Exchange Commission such supplementary and periodic information, documents and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to authority conferred in this section.

  The registrant and each person whose signature appears below hereby authorizes any agent for service named in the registration statement to file one or more amendments (including post-effective amendments) to the registration statement which amendments may make such changes in the registration statement as such agent for service deem appropriate and the registrant and each such person hereby appoints any such agent for service as attorney-in-fact to execute in the name and on behalf of the registrant and each such person, individually and in each capacity stated below, any such amendments to the registration statement.

                                      SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Darien in the State of Connecticut, on this 19th day of June, 1997.
                        Association for Investment in
                        United States Guaranteed Assets, Inc.

                        By:  Chester T. Smith, Jr.--President
                             --------------------------------

  Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment has been signed below by the following persons in the capacities and on the date indicated.

--------------------------------------------------------------------------------
          SIGNATURE                 TITLE                           DATE
         ---------                  -----                           ----
William C. Gow            Chairman--Board of Directors          June 19, 1997
Chester T. Smith, Jr.             President                     June 19, 1997
Glenn J. Reinardy                 Secretary                     June 19, 1997
Joseph B. Breen                   Director                      June 19, 1997
Edward J. Martin                  Director                      June 19, 1997

                            ASSOCIATION FOR INVESTMENT IN
                        UNITED STATES GUARANTEED ASSETS, INC.

Prospectus/July 11, 1997

This prospectus describes the secondary offering of Series 28 face amount certificates issued by the Association for Investment in United States Guaranteed Assets (the Company). The certificates offered for sale are owned by Huntoon Hastings Capital Corp. The aggregate face amount of the offering is $29,226,941 payable in single payments for an aggregate purchase price of $22,068,147 plus accrued interest. The certificates mature in 2004 with an option at maturity to extend the investment for an additional period of up to twenty (20) years. The value at maturity will be equal to the purchase price (less the mark-up), plus interest and additional earnings applied to the
certificate.   (See page 7 for more details.)

The name Association for Investment in United States Guaranteed Assets, is not intended to, and should not imply that the face amount certificates are guaranteed by the United States Government or any other agency or instrumentality thereof. However, the Company will invest in, or make loans secured by, assets which are either guaranteed or insured by, or the direct obligation of, the United States Government, its agencies, or instrumentalities. (See page 8.)

You may purchase the certificate with a single investment of any amount from $5,000 (face amount: $12,500) plus accrued interest and additional credits. The total mark up is 8.5% of the purchase price net of accrued interest and additional credits. (See page 2.)


TAX ADVICE
Counsel have advised that purchasers of these certificates should benefit from a deferral of income taxes but cautions that the Internal Revenue Service has not interpreted its regulations with respect to these certificates. Prospective purchasers should consult their own tax advisers. (See page 4.)

BREAKEVEN POINT:
Investors in these certificates who surrender their certificates at any time before the end of the SECOND year after purchase may suffer a maximum loss of 5% of the total certificate cost.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE'S SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE'S SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This prospectus gives you facts about the certificate and describes its terms and conditions. You should read it to decide if this certificate is the right investment for you, and keep it for future reference.


------------------------------------------------------------------------
                            FIRST SENTINEL SECURITIES LTD.

TABLE OF CONTENTS                                                      PAGE NO.
-----------------------------------------------

CERTIFICATES OFFERED FOR SALE BY THE PROSPECTUS                               1

ABOUT THE CERTIFICATE                                                         1

         Description of the Series 28 Certificate                             1
         Purchase Amounts                                                     2
         Buying Certificates                                                  2
         Certificate Earnings                                                 3
           - guaranteed minimum                                               3
           - additional earnings                                              3
         Tax Treatment of the Certificate                                     4

USING THE CERTIFICATE                                                         5

         Borrowing                                                            5
         Receiving Cash Before Maturity                                       6
         At Maturity                                                          7

HOW YOUR INVESTMENT IS PROTECTED                                              7

         Issuer of the Certificate                                            7
         Government Regulation                                                7
         Investments on Deposit                                               8
         Investment Policies                                                  8

ADDITIONAL INFORMATION ABOUT THE COMPANY                                     10

         Directors, Management Staff and Affiliates                          10
         The Company's Auditors                                              12
         The Company's Offices                                               12

FINANCIAL INFORMATION                                                        12

         Summary of Selected Financial Information                           12
         Management's Discussion of Operations                               13

CERTIFICATES OFFERED FOR SALE BY THIS PROSPECTUS

Association for Investment in United States Guaranteed Assets, Inc. (the Company) was incorporated under the laws of the State of Maryland on March 11, 1975. At that time, the Company was a wholly owned subsidiary of 44 Holding Corporation, New York, New York and it began business as an issuer of face amount certificates on June 3, 1975.

On March 29, 1979 USGI Holdings, Inc. purchased the Company from 44 Holding Corporation, formerly known as Huntoon, Paige Holding Corporation. At the same time, it purchased the certificates owned by 44 Holding Corporation. On June 30, 1995 Huntoon Hastings Capital Corp. purchased the certificates owned by USGI Holdings, Inc. Subsequently, on January 1, 1997, Huntoon Hastings Capital Corp. purchased the stock of the Company from USGI Holdings, Inc.

Some of the certificates purchased by Huntoon Hastings Capital Corp. from USGI Holdings Inc. are among those being offered by this prospectus. Also offered by this prospectus are certificates which were purchased by Huntoon Hastings Capital Corp. from investors who tendered them for cash surrender. The fact that Huntoon Hastings Capital Corp. has in the past purchased certificates tendered for cash is no assurance that it will continue such purchases in the future, although it is its present intention to do so. These purchases will be made at the cash surrender value as determined by the Company. In the event that Huntoon Hastings Capital Corp. does not continue to effect such purchases, the Company will redeem the certificates. (See page 6.)

ABOUT THE CERTIFICATE

DESCRIPTION OF THE SERIES 28 FACE AMOUNT CERTIFICATE

The Series 28 face amount certificate is a contractual obligation of the issuer, the Company. The Company agrees to pay the investor at a fixed future maturity date, a definite sum of money which is referred to as the "face amount". The face amount is determined by deducting the commission from the initial purchase price which is net of accumulations and compounding the balance at the guaranteed annual rate of 3-1/2% from date of issue to maturity.

Certificates may receive additional earnings which will be calculated at the end of each calendar year. (See page 4.)

The Series 28 certificates were issued on December 12, 1975 and mature on February 16, 2004. Certificates purchased under this offering while issued and outstanding in 1975, are purchased plus accrued interest from December 12, 1975 and have, in 1996, approximately seven (7) years to maturity in 2004. At maturity they may be extended for an additional period of up to twenty (20) years.

PURCHASE AMOUNTS

Certificates are purchased with a single investment in any amount from $5,000 to $1 million.

An investment of approximately $40,000 would appear as follows:

    Initial Purchase Price:               $ 22,508
    (including markup of 8.5%
    in the amount of $1,763)

    Accrued Interest from
    December 12, 1975 to May 8, 1996:     $ 17,486

    Total Certificate Value at Purchase:  $ 38,232

    Total Certificate cost is:            $ 39,995

    Guaranteed Face Amount at Maturity:   $ 49,958

BUYING CERTIFICATES

Applications for investment in these certificates are available through selected broker-dealers who are members of the National Association of Security Dealers. This selling group of firms will be managed by First Sentinel Securities, Ltd. who will act as the Dealer-Manager in this offering. All applications and investor funds will be delivered by the selected firms to Fleet Bank, Rochester, New York who acts as agent for Huntoon Hastings Capital Corp. Once received and accepted by Huntoon Hastings Capital Corp. applications are not subject to cancellation by the investor.

The initial purchase price includes a markup of 8.5% which is the commission paid by the investor. Total certificate cost, however, includes initial purchase price plus accrued interest and additional credits. The 8.5% markup is not applied to the accrued interest and additional credit amounts. When the markup of 8.5% is applied as a percentage of the total monies invested (i.e., initial purchase price plus accrued interest and additional credits), the markup translates to between 4.4% and 5.0% of total monies invested.

For example, using the illustration from the previous section "Purchase Amounts" the markup on the Initial Purchase Price of $22,508 amounts to $1,763. When applied as a percentage of the Total Certificate Cost, $39,995, this translates to 4.4% of total monies invested.

The total markup provided in this offering is payable to First Sentinel Securities, Ltd. from which 80% to 100% will be paid to the selected dealers dependent upon their volume.

There will be no markup on purchases for their own accounts by employees, officers and directors of Huntoon Hastings Captial Corp. and its affiliates or members of their families.


CERTIFICATE EARNINGS

You are always guaranteed a minimum of 3-1/2% on your investment. To accumulate the amount of the payment promised, the Company invests the purchase price, net of the markup, and promises that the income from such investments will be a minimum of 3-1/2% per year. This 3-1/2% is accumulated annually and reinvested at the same 3-1/2% minimum rate. Amounts that you borrow from your certificate reserves will continue to earn the 3-1/2% minimum rate.

In addition to the guaranteed rate, you may receive additional earnings which are distributed to certificate holders of record on December 31st. These additional earnings will only be applied to the unborrowed amounts on your certificate. The Company will maintain a reserve to assure payment of any additional earnings granted plus accumulations at the guaranteed minimum rate of 3-1/2% compounded annually. The amount of such reserves shall be paid upon surrender or at maturity unless a different settlement option has been elected. It should be noted that the additional earnings are not based upon the total amount paid in on a certificate, but upon the reserve value of the certificate during the year for which the additional earnings are granted.

When added to the guaranteed minimum rate of 3-1/2%, additional earnings have resulted in gross annual yields on the unborrowed portion of the certificate as follows:

1987 - 5.21%            1992 - 4.56%
1988 - 6.57%            1993 - 4.24%
1989 - 8.08%            1994 - 3.96%
1990 - 7.89%            1995 - 6.12%
1991 - 6.27%            1996 - 4.50%

Past yields are no guarantee of future performance.

The total annual income earned on the investment portfolio will determine the amount of additional earnings in the following manner:

o After the guaranteed 3-1/2% earnings are applied to the reserves for each certificate, the next 1% of the portfolio's earnings are allocated to the Company to cover operating expenses.

o The next 4% of investment portfolio earnings, over the aforesaid 4-1/2% earnings, will be applied as additional earnings to the reserves for each certificate.

o On income earned over the first 8-1/2% of portfolio earnings, one half is credited to the reserves for each certificate as additional earnings and one half is credited to the Company.


Additional earnings for any certificate will be reduced proportionately for any period of the fiscal year during which the reserves behind such certificate were unfunded or ineligible for any reason.


TAX TREATMENT OF THE CERTIFICATE

Under Federal income tax laws and regulations in effect prior to January 1, 1976, the yield on certificates was treated as ordinary income upon maturity or surrender. The increase in value, including additional credits, is accumulated over the years on a tax-deferred basis until surrender or maturity. Thus, under the tax treatment in effect for certificates issued prior to January 1, 1976 you could arrange to take your certificate proceeds at a time most favorable to you from a tax standpoint. Often this is at retirement or semi-retirement when income is reduced and the individual's tax bracket is lower.

Regulations adopted by the U.S. Treasury Department changed this treatment for certificates issued after December 31, 1975. Under the new regulations, holders of certificates issued AFTER December 31, 1975 would include as ordinary income, under the definition of original issue discount, in each year during the life of the certificate a ratable portion of the difference between the face amount and the purchase price and also an amount to be computed as assumed additional earnings. However, certificates issued PRIOR to December 31, 1975 would not be affected by the new regulations.

Counsel to the Company have advised that the certificates offered by this Prospectus should be considered to be certificates issued prior to January 1, 1976 and that there should be no income tax payable on such certificates until maturity or surrender. Such counsel have further advised that the purchase of such certificates from Huntoon Hastings Capital Corp. by a third party would be a purchase of certificates issued prior to January 1, 1976 and that no income tax should be payable by such purchasers until the maturity or surrender of such certificates. However, such counsel has also further advised that no revenue ruling has been sought to ascertain the position of the Internal Revenue Service on the matter.

Prospective purchasers should consult with an independent tax adviser with respect to the tax consequences of this investment.

USING THE CERTIFICATE

BORROWING

At any time after the date of purchase of your certificate, the Company will loan to you up to 98% of the value of your certificate.

Loans bear interest, payable in advance, at a maximum rate of 5% per year on the unpaid balance.

While the loan is for one year, it will be renewed each additional year if the value of your certificate is sufficient to pay the required interest, or if you pay the interest due on the loan. If interest is not paid when due, it will be added to the existing balance of your loan.

Whenever the loan balance equals or exceeds the maximum allowable, the Company may apply the surrender value in payment of the loan and forward the remaining certificate balance, if any, to you. At this point your certificate shall become void.

Upon a final settlement with you as the result of surrender or maturity, the amount of the loan shall be deducted from the amount otherwise due you.

As security for the loans, a loan agreement is to be executed specifying the assignment of your certificate to the Company.

During any period when there is a loan outstanding, all the certificate reserves attributable to your certificate will continue to earn the guaranteed minimum rate of 3-1/2% . However, only the unborrowed reserves will be entitled to the additional earnings.

RECEIVING CASH BEFORE MATURITY

If you find that you need your money prior to maturity, you may surrender all or part of your certificate by giving us instructions in writing. Certificates will be redeemed by the Company upon demand for their cash surrender values.

There are no penalties or charges for redemptions. All certificates issued by the Company provide guaranteed minimum cash surrender values before maturity. The following examples illustrate various surrender values. (These numbers are approximate, actual calculations would be determined on a per diem basis so values may be slightly lower or higher.)

Certificate's Features:

Purchase Date:                               May 8, 1996
Total Certificate Cost
 (including markup of $1,763) is:            $ 39,995

You surrendered the certificate
on July 1st in the following
year(s) after purchase as follows:

                                   SURRENDER VALUE
                                   ---------------
                        CASE A                         CASE B
                 With annual earnings           With annual earnings
                  limited to 3-1/2%           of 5.75% which includes
                   guaranteed rate           the 3-1/2% guaranteed rate.

Year 1                $ 39,100                       $ 39,659

Year 4                $ 44,869                       $ 49,598

Maturity              $ 49,971                       $ 59,089
(February 16, 2004)

In cases A and B Total Certificate Cost (less the markup) plus earnings are compounded annually up to, and including, the day of surrender.

In cases A and B it is assumed there are no outstanding loans on the certificate.

In case B, while the 5.75% annual earnings used for illustrative purposes is slightly above the Company's average annual portfolio yield for the past ten year period, this is no guarantee of future performance.

AT MATURITY

You may surrender your certificate at maturity and receive its full cash surrender value.

At maturity you may also elect to receive the total value of your certificate under various settlement options which include:

1. Withdrawing the total value in not less than quarterly installments of at least $500.00 per installment.

2. Leaving all, or any part of, the total value with the Company to accrue interest for an additional period of up to 20 years as may be designated by you.

Certificates left with the Company under the above options will earn interest at the guaranteed annual rate of 3-1/2%. These certificates may also receive additional earnings which will be calculated upon the reserves for each certificate at December 31st.

You may elect at any time after the effective date of a settlement option to terminate your settlement option and receive the entire reserve then maintained under the above option 1 and 2.

HOW YOUR INVESTMENT IS PROTECTED

ISSUER OF THE CERTIFICATE

The Association for Investment in United States Guaranteed Assets, Inc. is a wholly owned subsidiary of Huntoon Hastings Capital Corp.

Gross income of the Company is derived from interest on investments and certificate loans. The Company's net income is determined by deducting the following expenses from gross income:

- provision for certificate reserves (interest accrued on certificate holder accounts) and

-   other expenses, including taxes

For a more detailed financial accounting see the audited financial statements (See page 16.)

GOVERNMENT REGULATIONS

The face amount certificate is a security regulated under the Investment Company Act of 1940. Its offer and sale are subject to regulations under federal and state securities laws. It is not a bank product, an equity investment, a form of life insurance or an investment trust.

INVESTMENTS ON DEPOSIT

The Federal Investment Company Act of 1940 requires the Company to keep cash or qualified investments on deposit in a segregated account to protect the value of all of our outstanding certificates. These investments back the entire value of your certificate reserves.

Certificate reserve requirements on December 31, 1996 were $33,226,313. The value of our investments on deposit determined in accordance with generally accepted accounting principles were $33,441,375.

Our investments are on deposit with Fleet Bank, Rochester, New York.

For comments regarding the valuation of investments see note one to the financial statements.

INVESTMENT POLICIES

The Company is restricted by its Articles of Incorporation to the following investments:

- U.S. Government securities which include Treasury Bonds, Notes and Bills and securities issued by instrumentalities of the United States Government.

-   The insured portion of loans guaranteed by the Small Business
    Administration and The Farmers Home Administration.

- Mortgage loans guaranteed by the Veterans Administration or insured by the Federal Housing Administration (FHA and VA Mortgages).

- Certificates guaranteed as to the payment of principal and interest by the Government National Mortgage Association (GNMA certificates).

- Short-term loans under the Order of Exemption from certain provisions of the Investment Company Act of 1940 which was granted to the Company by the Securities and Exchange Commission. These loans may be made to affiliated and nonaffiliated mortgage bankers, are callable on demand, and bear interest to the Company at the prime rate or more. Security for these loans shall be FHA/VA mortgages, GNMA certificates or other U.S. Government guaranteed securities.

Portfolio Turnover - There are no restrictions on rates of portfolio turnover.

Purchasing Securities on Margin - We will not purchase any securities on margin or participate on a joint basis or a joint and several basis in any trading account in securities.

Short Sales - We will not effect the short sale of any security.

Borrowing Money - The Company has not borrowed money and has no present intention of doing so. It may borrow in the future only when necessary for the clearance or delivery of purchases and sales of investments.

Underwriting - We do not intend to engage in the public distribution of securities issued by others.

ADDITIONAL INFORMATION ABOUT THE COMPANY
OUR DIRECTORS, MANAGEMENT STAFF AND AFFILIATES



NAME                OFFICE             PRINCIPAL OCCUPATION & AFFILIATES
William C. Gow  Chairman of the Board  Chairman of the Board of Directors of
                of Directors           Huntoon Hastings Capital Corp. since
                                       August, 1992. Chairman of the Board of
                                       Directors of USGI Holdings, Inc. since
                                       July 1980.  Prior to July 1980, Mr. Gow
                                       was Chairman of the Board of Directors
                                       of Merrill Lynch Huntoon, Paige Inc.
                                       from December 1978 to June 1980.  He was
                                       Chairman of the Board of Directors of
                                       Huntoon, Paige & Co., Inc.; Huntoon
                                       Paige Associates Ltd; and Huntoon Paige
                                       Securities Corporation from 1967 to
                                       December 1978.

Chester T. Smith, Jr.   President      Vice Chairman of the Board of Directors
                                       of Huntoon Hastings Capital Corp. since
                                       August, 1992.  Vice Chairman of USGI
                                       Holdings, Inc. from January 1995 to
                                       present. President of USGI Holdings,
                                       Inc. from March 1979 to January 1995.
                                       Prior to  March 1979, Mr. Smith was
                                       Vice-President of E.F. Hutton &
                                       Co.,Incorporated; General Partner and
                                       First Vice-President of Kuhn Loeb & Co.,
                                       Incorporated; Director and Senior Vice-
                                       President of G.H. Walker, Laird
                                       Incorporated; and Director and Senior
                                       Vice- President of Laird & Co.

Marcie Gow Pajolek Vice-President      Vice President of The Association for
                                       Investment in United States Guaranteed
                                       Assets, Inc. since 1990.

Glenn J. Reinardy    Secretary         Secretary of the Company since June
                                       1982; President of Huntoon Hastings
                                       Capital Corp. since August, 1992.
                                       President of USGI Holdings, Inc. from
                                       January 1995 to present; Executive
                                       Vice-President of USGI Holdings, Inc.
                                       from June 1982 to January 1995;
                                       President of Merrill Lynch Huntoon,
                                       Paige &. Co. from June 1980 to June
                                       1982.  Executive Vice-President of
                                       Merrill Lynch Huntoon, Paige & Co. from
                                       April 1977 to June 1980.


Joseph B. Breen      Director          Practicing Attorney and Partner of the
                                       law firm of Emmet, Marvin & Martin since
                                       March, 1996.  Previously Partner of the
                                       law firm Breen & Bartlett from March
                                       1990 to March, 1996. Previously Counsel and Senior Vice- President of Merrill
                                       Lynch Realty from June 1985 to December
                                       1989.  President of the Company from
                                       December 1977 to March 1979.


Edward J. Martin     Director          Practicing Attorney and Partner of the
                                       law firm of Reid & Priest from June 1994 to present.Previously Partner of Shea &
                                       Gould; for more than two years prior to
                                       January 1978 a partner in Bartel,
                                       Engelman & Fishman; for more than five
                                       years prior to November 1975 he was
                                       associated with the law firm of Dewey,
                                       Ballantine, Bushby, Palmer & Wood.

THE COMPANY'S AUDITORS

A firm of independent accountants audits the Company's financial statements at the close of each fiscal year (December 31st). Copies of our annual financial statements are available to any certificate holder upon request.

Dworken, Hillman, La Morte & Sterzcala, P.C. has audited the financial statements for the years ended December 31, 1996 and 1995. McGladrey & Pullen,
LLP has audited the statments for the year ended 1994.   These statements are
included in this prospectus.

THE COMPANY'S OFFICES

Our offices are located at:
    9 Old Kings Highway South
    Darien, CT  06820

Our Mailing Address is:
    P.O. Box 1601
    Darien,  CT  06820

Our Phone: (203) 662-7683


FINANCIAL  INFORMATION

SUMMARY OF SELECTED  FINANCIAL INFORMATION

The following selected financial information has been derived from the audited financial statements and should be read in conjunction with those statements and the related notes to those financial statements. Also see Management's Discussion of Operations.


                             1996           1995           1994           1993           1992
                             ----           ----           ----           ----           ----
Investment Income       $ 1,638,569    $ 1,681,622    $ 1,483,314    $ 1,448,175    $ 1,414,839

Investment Expense          169,922        158,877        157,415        156,477        161,685

Provisions for
 Certificate Reserves     1,189,455      1,251,309      1,070,114      1,049,987      1,030,392

Net Income                  164,458        158,994        149,404        159,529        128,425

Total Assets            $33,798,197    $32,412,633    $31,336,938    $30,126,901    $29,155,539


MANAGEMENT'S  DISCUSSION  OF OPERATIONS

The Company's investment income is derived from interest income on investments and loans to certificate holders. The Company's portfolio investments consist of U.S. Government Treasury Bills and loans at the commercial bank prime rate under the Order of Exemption.

Rates and yields on Treasury Bills during 1996 remain approximately the same as those prevailing in 1995. The Association availed itself of the provisions of its Order of Exemption and made short-term secured loans at the prime rate to affiliated companies, however, these loans were significantly lower than in 1995, resulting in an overall decrease in earnings on investments. The income from these two sources resulted in a yield on unborrowed reserves for 1996 of 4.50% versus 6.12% in 1995. Reflecting this decrease in rates of return, the provision for certificate reserves in 1996 was proportionally lower than in 1995.

The Company's investment objectives are to assure the maximum safety and liquidity of the investment portfolio. To that end investments have been limited to U.S. Government or Government guaranteed securities and short-term loans under the Order of Exemption which are secured by Government guaranteed securities. The average maturity of the investments in U.S. Government securities is three months. Loans under the Order of Exemption are of less than thirty days duration.

There is no expected change in the asset mix of the portfolio in the foreseeable future.

                             INDEPENDENT AUDITORS' REPORT



Board of Directors and Security Holders
Association for Investment in United States
Guaranteed Assets, Inc.


We have audited the accompanying balance sheet of Association for Investment in United States Guaranteed Assets, Inc. as of December 31, 1996 and 1995 and the related statements of income, retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. The financial statements of Association for Investment in United States Guaranteed Assets Inc. for the year ended December 31, 1994 were audited by other auditors whose report dated March 6, 1995, expressed an unqualified opinion on those statements.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Association for Investment in United States Guaranteed Assets, Inc. as of December 31, 1996 and 1995 and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.


Bridgeport, Connecticut
February 17, 1997

                   Dworken, Hillman, LaMorte & Sterczala, P.C.

                             ASSOCIATION FOR INVESTMENT
                       IN UNITED STATES GUARANTEED ASSETS, INC.

                                    BALANCE SHEETS

                              December 31, 1996 and 1995


                                        ASSETS
                                                          1996            1995
QUALIFIED  ASSETS (Note 2):                          -----------     -----------
  Cash                                               $    13,195     $    42,721
  Investments in U.S. Treasury Bills,
    at cost which approximates market                  7,068,716       5,135,326
  Certificates loans, secured by applicable
    certificate reserves (Note 3)                     26,359,464      25,103,696
  Loans to affiliates under Order of
    Exemption (Note 5)                                     1,801       2,021,197
  Receivable for accrued interest (Note 5)               355,021         109,693
                                                     -----------     -----------
                                                     $33,798,197     $32,412,633
                                                     -----------     -----------
                                                     -----------     -----------

                        LIABILITIES  AND SHAREHOLDER'S  EQUITY

CERTIFICATE  RESERVES (Note 3):
  Reserves to mature:
    Series 28, fully paid certificates (Note 5)      $28,960,222     $27,839,169
    Series 28I, installment certificates                   7,241           6,889
    Reserve for additional credits                     4,258,850       4,190,800
                                                     -----------     -----------
                                                      33,226,313      32,036,858
                                                     -----------     -----------
                                                     -----------     -----------

CURRENT LIABILITIES,  EXCLUSIVE  OF CERTIFICATE  RESERVE LIABILITIES:
  Unearned interest on certificate holders' loans         67,559          58,966
  Accrued expenses, taxes and other                       93,674          50,616
                                                     -----------     -----------
                                                      33,387,546      32,146,440
                                                     -----------     -----------
                                                     -----------     -----------

SHAREHOLDER'S  EQUITY:
  Common stock, par value $1 per share,
    authorized, issued and outstanding
    250,000 shares                                      250,000          250,000
  Capital in excess of par value                          1,000            1,000
  Retained earnings                                     159,651           15,193
                                                     -----------     -----------
                                                        410,651          266,193
                                                     -----------     -----------
                                                    $33,798,197      $32,412,633
                                                     -----------     -----------
                                                     -----------     -----------

                          SEE NOTES TO FINANCIAL STATEMENTS.

                             ASSOCIATION FOR INVESTMENT
                       IN UNITED STATES GUARANTEED ASSETS, INC.

                                 STATEMENTS OF INCOME

                     Years Ended December 31, 1996, 1995 and 1994


                                           1996           1995            1994
                                        ----------     ----------     ----------
INVESTMENT INCOME:
  Interest income: (Note 5)
   Investment                           $  370,457     $  473,888     $  322,624
   Certificate loans                     1,268,112      1,207,734      1,160,690
                                        ----------     ----------     ----------
                                         1,638,569      1,681,622      1,483,314
                                        ----------     ----------     ----------
INVESTMENT EXPENSES:
  Officer's salary                          69,333        104,000        104,000
  Consulting                                31,500
  Professional fees                         26,977         10,750         14,155
  Custodial fees                            16,000         16,000         16,000
  Printing, promotion and telephone          8,286          8,553          6,853
  Directors' fees                            8,000         10,000         10,000
  Payroll taxes                              3,778          5,575          5,457
  Miscellaneous                              6,048          3,999            950
                                        ----------     ----------     ----------
                                           169,922        158,877        157,415
                                        ----------     ----------     ----------

NET INVESTMENT INCOME                    1,468,647      1,522,745      1,325,899

PROVISION FOR CERTIFICATE RESERVES
 (NOTES 3 AND 5)                         1,189,455      1,251,309      1,070,114
                                        ----------     ----------     ----------

INCOME BEFORE INCOME TAXES                 279,192        271,436        255,785

INCOME TAXES (NOTE 4)                      114,734        112,442        106,381

NET INCOME                              $  164,458     $  158,994     $  149,404
                                        ----------     ----------     ----------

                           STATEMENTS OF RETAINED EARNINGS
                     Years Ended December 31, 1996, 1995 and 1994

                                           1996           1995            1994

BALANCE, BEGINNING                      $   15,193    $     6,199     $  21,795
ADD NET INCOME                             164,458        158,994       149,404
DEDUCT CASH DIVIDENDS ON COMMON STOC K  (   20,000)   (   150,000)    ( 165,000)

BALANCE, ENDING                         $  159,651     $   15,193     $   6,199
                                        ----------     ----------     ----------
                                        ----------     ----------     ----------

                          SEE NOTES TO FINANCIAL STATEMENTS.

                             ASSOCIATION FOR INVESTMENT
                       IN UNITED STATES GUARANTEED ASSETS, INC.

                               STATEMENTS OF CASH FLOWS

                     Years Ended December 31, 1996, 1995 and 1994

                                                      1996              1995              1994
                                                 -----------        ----------        ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                      $  164,458        $  158,994        $  149,404
  Adjustments to reconcile net income to net cash
   provided by operating activities:
   Provision for certificate reserves              1,189,455         1,251,309         1,070,114
   Change in assets and liabilities:
     (Increase) decrease in accrued interest      (  245,328)       (   92,806)          394,358
     Increase (decrease) in unearned interest          8,593             9,117        (    1,692)
     Increase (decrease) in accrued expenses          43,058        (  193,725)          112,211
                                                 -----------        ----------        ----------

NET CASH PROVIDED BY OPERATING ACTIVITIES          1,160,236         1,132,889         1,724,395
                                                 -----------        ----------        ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sale and maturity of investments  14,327,107        13,325,270        32,417,945
  Purchase of investments                        (16,260,497)      (11,555,103)      (33,429,130)
  (Increase) decrease in loans to affiliates       2,019,396       ( 1,512,726)          269,338
  Disbursements for certificate loans            ( 1,255,768)      ( 1,250,819)       (  825,928)
                                                 -----------        ----------        ----------

NET CASH USED IN INVESTING ACTIVITIES            ( 1,169,762)      (   993,378)       (1,567,775)
                                                 -----------        ----------        ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Cash dividends paid                            (    20,000)       (  150,000)      (   165,000)
  Proceeds (repayment) of loan by parent                                                  45,000
                                                 -----------        ----------        ----------

NET CASH USED IN FINANCING ACTIVITIES            (    20,000)       (  150,000)       (  120,000)
                                                 -----------        ----------        ----------

NET INCREASE (DECREASE) IN CASH                  (    29,526)       (   10,489)           36,620

CASH, BEGINNING                                       42,721            53,210            16,590
                                                 -----------        ----------        ----------

CASH, ENDING                                     $    13,195        $   42,721       $    53,210
                                                 -----------        ----------        ----------
                                                 -----------        ----------        ----------
SUPPLEMENTAL DISCLOSURES OF CASH FLOWS
  INFORMATION
  Cash payment for income taxes                  $    80,000        $  105,000       $    80,000
                                                 -----------        ----------        ----------
                                                 -----------        ----------        ----------

                          SEE NOTES TO FINANCIAL STATEMENTS.

                             ASSOCIATION FOR INVESTMENT
                       IN UNITED STATES GUARANTEED ASSETS, INC.

                            NOTES TO FINANCIAL STATEMENTS

                     Years Ended December 31, 1996, 1995 and 1994

1.  NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES:

    NATURE OF BUSINESS:

    The Company is an issuer of Series 28 Face amount certificates. The Company is a wholly-owned subsidiary of Huntoon Hastings Capital Corp. ("Parent"). On January 1, 1996, the stock of the Company was sold to the Parent by USGI Holdings, Inc. ("USGI"). USGI and the Parent are related by common ownership.

    The Company's financial statements are prepared in accordance with generally accepted accounting principles and comply with Section 28 of the Investment Company Act of 1940.
    USE OF ESTIMATES:

    Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amount of assets and liabilities, the disclosure of contingent assets and liabilities, and reported revenue and expenses. Actual results could vary from the estimates that were used.

    VALUATION OF QUALIFIED ASSETS:

    Qualified assets are stated at cost, except for United States Treasury Bills which are stated at amortized cost which approximates market value. An allowance for loss will be provided if evidence indicates a permanent decline in the underlying value and earning power of individual securities.

    INCOME RECOGNITION:

    Security transactions are recorded on the trade date. Interest income is recorded when earned. Discounts on United States Treasury Bills are amortized over the terms of the securities to which they apply. Unearned interest on certificate loans is amortized on a straight-line basis over the life of the loan.

    PROVISION FOR CERTIFICATE RESERVES:

    Certificate reserves accrue at the rate of 31/2% compounded annually. In addition, at the end of each fiscal year of the Company, each certificate upon which all payments including all installments, have been made will receive "additional credits" calculated on the earnings attributable to the invested reserves. Borrowed reserves are not eligible for additional credits.

                             ASSOCIATION FOR INVESTMENT
                       IN UNITED STATES GUARANTEED ASSETS, INC.

                      NOTES TO FINANCIAL STATEMENTS (Continued)

                     Years Ended December 31, 1996, 1995 and 1994


1.  NATURE OF BUSINESS  AND SIGNIFICANT  ACCOUNTING  POLICIES (continued):

    CASH:

    For the purposes of the Statement of Cash Flows, the Company considers investments with original maturities of three months or less to be a cash equivalent.

    The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company believes it is not exposed to any significant credit risk on cash and cash equivalents.

    FAIR VALUE OF FINANCIAL  INSTRUMENTS:

    The carrying amount of cash, investments in U.S. Treasury Bills, accounts, loans and other receivables, loans payable and trade payables approximates fair value because of the short maturity of those instruments.

    The carrying amount of Certificate Loans approximates fair value because these loans are secured by related Certificate Reserves. The carrying amount of Certificate Reserves approximates fair value because under the terms of the Certificates, a holder can sell their certificates at any time for its carrying amount.

2.  QUALIFIED  ASSETS:

    Under the provisions of its certificates and the Investment Company Act of 1940, at December 31, 1996, the Company was required to have qualified assets (as that term is defined in Section 28 (b) of the Act), of $33,476,313. As shown in the accompanying balance sheet, the Company had qualified assets of $33,798,197.

    Pursuant to the requirements of the Investment Company Act of 1940, "Qualified Assets" are to be maintained on deposit with First Union under a "Depository Agreement" to meet certificate reserve requirements of $33,226,313, at December 31, 1996. Assets on deposit as of December 31, 1996 are as follows:

                             ASSOCIATION FOR INVESTMENT
                       IN UNITED STATES GUARANTEED ASSETS, INC.

                      NOTES TO FINANCIAL STATEMENTS (Continued)

                     Years Ended December 31, 1996, 1995 and 1994




2.  QUALIFIED ASSETS (CONTINUED):
    Cash                                                      13,194
    United States Treasury Bills                           7,068,716
    Certificate loans, secured by certificate
      reserves                                            26,359,464
    Loans to affiliates under Order of Exemption
      secured by United States guaranteed
      financial instruments                                    1,801
                                                         -----------

                                                         $33,441,375
                                                         -----------
                                                         -----------

3.  CERTIFICATES  RESERVES:

    Reserves maintained on outstanding certificates have been computed in accordance with the provisions of the certificates and Section 28 of the Investment Company Act of 1940. The total gross rate of accumulation on Series 28 and 28I certificates for 1996 was 4.50%. Gross rates of accumulation on certificate reserves were as follows:

                                   1996                             1995                             1994
                        ----------------------------       --------------------------         --------------------------
                                        Annual Gross                     Annual Gross                      Annual Gross
                          Total          Rates of            Total        Rates of              Total        Rates of
                        Reserves      Accumulation         Reserves      Accumulation         Reserves      Accumulation
                        --------      ------------         ----------    ------------         --------      ------------
Reserves  to mature:
  Series 28             $28,960,222      3.50%             $27,839,168      3.50%             $26,764,961      3.50%
  Series 28I                  7,241      3.50%                   6,889      3.50%                   6,532      3.50%

Additional  credits
 on Series 28 and
 28I certificates         4,258,850      1.00%               4,190,800      2.62%               4,014,056      0.46%
                        -----------                        -----------                        -----------

                        $33,226,313                        $32,036,857                        $30,785,549
                        -----------                        -----------                        -----------
                        -----------                        -----------                        -----------

                             ASSOCIATION FOR INVESTMENT
                       IN UNITED STATES GUARANTEED ASSETS, INC.

                      NOTES TO FINANCIAL STATEMENTS (Continued)

                     Years Ended December 31, 1996, 1995 and 1994


4.  INCOME TAXES:

    The Company files a consolidated federal income tax return with its parent and affiliates. The tax liability is allocated to the Company on a separate-return basis.

    The provision for income taxes is composed of the following for the years ended December 31, 1996, 1995 and 1994:


                                     1996           1995           1994
                                  ----------     ----------     ----------
  Federal                         $  84,721      $  81,906      $  76,966
  State                              30,013         30,536         29,415
                                  ----------     ----------     ----------
                                  $ 114,734      $ 112,442      $ 106,381
                                  ----------     ----------     ----------
                                  ----------     ----------     ----------
  Computed "expected" federal tax
    expense                       $  94,925      $  92,288      $  86,967
  Increase in taxes resulting
    from state income taxes,
    net of federal benefit           19,809         20,154         19,414
                                  ----------     ----------     ----------

  ACTUAL TAX EXPENSE              $  114,734     $ 112,442      $ 106,381
                                  ----------     ----------     ----------
                                  ----------     ----------     ----------

5.  RELATED PARTY TRANSACTIONS:

    At December 31, 1996, the Parent owned certificates with an aggregate cost of $23,762,000 ($23,476,000 in 1995) and had a related loan balance of $23,276,000 ($22,980,000 for 1995) with accrued interest of $343,800
    ($99,100 for 1995).

    During 1996, the Company made certificate reserve provisions of approximately $827,500 ($854,000 and $750,000 for 1995 and 1994,
    respectively) and recorded earned interest of $1,158,500 ($897,000 and $1,054,000 for 1995 and 1994, respectively), both pertaining to the affiliate's certificates and loans.

    Under the Order of Exemption granted by the Securities and Exchange Commission, during 1996, 1995 and 1994 the Association made short-term loans to affiliates of the Company, secured by FHA mortgages. Interest earned on these loans, charged at a rate equal to the prime rate, amounted to $4,400, $162,600 and $48,000 during 1996, 1995 and 1994, respectively.

    The affiliate has borne all operational expenses of the Company, other than those set forth in the statements of income.

                        INFORMATION NOT REQUIRED IN PROSPECTUS


MARKETING ARRANGEMENTS.

    See "Buying Certificates: p.2 of the Propectus.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The estimated expenses payable in connection with the distribution of securities being registered by the Registration statement are as follows:

    Securities and Exchange Commission registration fee......... $  584
    Accounting fees.............................................
    Printing and engraving......................................  8,286
    Legal fees..................................................    500
    Blue Sky fees and expenses..................................
    Miscellaneous...............................................
    Total....................................................... $9,370

    ____________

    All of the foregoing expenses will be borne by Huntoon Hastings Captial Corp. parent of the Registrant.


RELATIONSHIP WITH REGISTRANT OF EXPERTS NAMED IN REGISTRATION STATEMENT.

    None.

SALES TO SPECIAL PARTIES.

    None.

RECENT SALES OF UNREGISTERED SECURITIES.

    None.

SUBSIDIARIES OF REGISTRANT.

    None.

FRANCHISES AND CONCESSIONS.

    None.

INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 5 of Article 23 of the Annotated Code of Maryland provides in part:

    "(a) Any corporation of this State may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise. The indemnification may be against expenses (Including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and , with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding, by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

    "(b) Any corporation of this State may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnification may be against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner he reasonably believed to be or not opposed to the best interests of the corporation; except that no indemnification shall be made in respect of any claim, issue, or matter as to which the person has been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation, unless and only to the extent that the court in which the action or suit was brought, or a court of equity in the county in which the corporation has its principal office, determines upon application that, despite the adjudication of liability but in view of all circumstances of the case, the person is fairly and reasonably entitled to indemnify for the expenses which the court shall deem proper."

    The Board of Directors of Registrant has resolved to indemnify all directors, officers and employees in accordance with the terms of the above Section. The Board of Directors of Registrant intends to obtain liability insurance covering officers, directors and key staff personnel. The insurance terms provide, with certain exceptions and exclusions, for protection of the insured personnel against unindemnified losses from claims and expenses resulting from any negligent act, any error, any omission or any breach of duty while acting in their respective capacities.

    Insofar as indemnification or liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


TREATMENT OF PROCEEDS FROM STOCK BEING REGISTERED.

    Not applicable.

FINANCIAL STATEMENTS AND EXHIBITS.


    (A)  1.  INCLUDED IN THE PROSPECTUS:


    Independent Auditor's Report
    Balance Sheets, December 31, 1996 and 1995
    Statements of Income, Years Ended December 31, 1996, 1995 and 1994 Statements of Retained Earnings, Years Ended December 31, 1996, 1995 and
      1994
    Statements of Cash Flows, Years Ended December 31, 1996, 1995 and 1994 Notes to Financial Statements.



    (2)  INCLUDED ELSEWHERE IN THE REGISTRATION STATEMENT:

    Schedule I as of December 31, 1976 and Schedule VI as of December 31, 1976 thru 1996 are incorporated by reference to the Company's Annual Reports (Form 10-K) filed with the Securities and Exchange Commission in March 1976 thru 1996. All other schedules have been omitted becuase they are not applicable, not required or the information is included in the financial statements or notes thereto.

    (3)  REPORTS AND CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS.:

    (B)  EXHIBITS:

    1    Form of Dealer Agreement, filed as exhibit 1 to Registration Statement
              No. 2-55358,

    3.1 Articles of Incorporation, filed as exhibit 1 to Registration Statement No. 811-2563 and incorporated herein by reference and made a part hereof.

    3.2 Amendment to Articles of Incorporation, filed as exhibit 3.2 to Registraton Statement No. 2-53024 and incorporated herein by reference and made a part hereof,

    3.3 By-Laws, filed as exhibit 2 to Registraton Statement No. 81102563 and incorporated herein by reference and made a part hereof,

    4.1 Form of Series 28 Face Amount Certificate, filed as exhibit 4 to Registraton Statement No. 811-2563 and incorporated herein by reference and made a part hereof,

    6    Opinion and consent of Messrs, Emmet, Marvin & Martin, filed as exhibit 6 to Registration Statement No. 2-55358.

    7    Opinion and consent of Messrs. Koster & Zeller, filed as exhibit 7 to
              Registration Statement No. 2-63910.

                  REPORT AND CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors and Security Holders
Association for Investment in United States
  Guaranteed Assets, Inc.




We consent to the use in this Post-Effective Amendment No. 18 to Registration Statement of Association For Investment In United States Guaranteed Assets, Inc. of our report dated February 17, 1997 appearing in the prospectus, which is part of the Registration Statement, and to the reference to us under the heading "Selected Financial Data" and "Experts" in such prospectus.



Bridgeport, Connecticut
June 18, 1997


                     DWORKEN, HILLMAN, LAMORTE & STERCZALA, P.C.

                     ASSOCIATION FOR INVESTMENT IN UNITED STATES
                               GUARANTEED ASSETS, INC.

                          SCHEDULE VI - CERTIFICATE RESERVES

                                   January 1, 1997

                  DESCRIPTION                        BALANCE JANUARY 1, 1997
------------------------------------------------  ----------------------------
               Yield to Maturity
               an Annual Payment                       Amount of
                   Basis                               Reserves

SERIES

Paid-up certificates -
 Series 28.........................    3.50%             $28,960,222

Installment basis -
Series 28I.......................      3.50%              7,241

Additional credits:
Series 28........................      1.00%               4,258,850
                                                         -----------

                                                         $33,226,313

                                   APPLICATION FORM

I am of legal age in the State of my residence and I hereby purchase Series 28 face amount certificates in the face amounts indicated below which are as described in the Prospectus dated July 1, 1996 of Association for Investment in United States Guaranteed Assets, Inc. and acknowledge receipt of a copy of such Prospectus, I understand that this purchase is irrevocable.

                        NO APPLICATION FORM WILL BE PROCESSED
                        UNLESS ACCOMPANIED BY PAYMENT IN FULL
              (EXCEPT THAT ACCRUED INTEREST WILL BE BILLED ON TRANSFER)

FACE AMOUNT             PAYMENT ENCLOSED

================        ================
($12,500 minimum)       ($5,000 minimum)

REGISTRATION the Certificates should be Registered as follows:

MR.     MRS.     MISS.     MS.


Print Applicant's Name.  For clarity, please skip a space where appropriate.

MR.     MRS.     MISS.     MS.


Print Joint Registrant's Name, if any. In case of joint registration, a joint tenancy with right of survivorship will be presumed, unless a tenancy in common is indicated. For clarity, please skip a space where appropriate.

________________________________________________________________________________
Print Street Address    City       State      Zip Code


________________________________________________________________________________
Signature of Applicant  Date      Signature of Joint Registrant  Date
                                  (if any)


________________________________________________________________________________
Taxpayer's Account Number -or-    Name of Taxpayer whose
Social Security Number            Account Number appears at left.


Accrued interest will be billed to above address.
                            PLEASE MAKE CHECKS PAYABLE TO
                            "FIRST UNION c/o USGA ACCOUNT"

     Please mail this signed Application Form and your check for the total price shown above to:
                     USGA, P.O. Box 1601, Darien, CT  06820-1601


TO BE COMPLETED BY YOUR INVESTMENT DEALER

________________________________________________________________________________
Dealer Code #        Investment Firm Name          Authorized Signature     Date

________________________________________________________________________________
Print Street Address                 City              State            Zip Code


________________________________________________________________________________
Branch Code #          Salesperson's Code #              Salesperson's Last Name